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                                                                  Exhibit 99.1

                                                                 PRESS RELEASE

                                                                      CONTACT:
                                      Daniel B. Platt, Chief Financial Officer
                                                             Tel: 619-652-4700
                                                             Fax: 619-652-4711
                                                              dbplatt@bpac.com

                   BURNHAM PACIFIC COMPLETES INITIAL PHASE
                     OF EXPLORING STRATEGIC ALTERNATIVES

                 Schottenstein Stores to Join the Bidding Process


SAN DIEGO, February 15, 2000 -- Burnham Pacific Properties, Inc. (NYSE:BPP) today announced that it has completed the initial phase of its exploration of its strategic alternatives which it is conducting with the assistance of Goldman, Sachs & Co., Inc.

     In the next phase, the Company will exchange additional information with a selected group of interested parties including Schottenstein Stores Corporation, which has signed a confidentiality agreement without standstill provisions with the Company.

     To give the interested parties sufficient time to analyze the additional information and prepare definitive proposals, the Company has rescheduled the date for its annual meeting of stockholders to July 11, 2000. Westbrook Partners and Blackacre Capital, the Company's two large preferred equity holders, agreed in advance to the rescheduling, while Schottenstein Stores has informed the Company that it does not object to the rescheduling.

     Burnham Pacific is a real estate investment trust (REIT) that focuses on value-added retail real estate opportunities throughout the United States. The Company makes available on a quarterly basis supplemental information that includes property and corporate level detail which is available upon request. More information on Burnham Pacific may be found on the Company's web site at burnhampacific.com or by calling 800-462-5181.

     THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT PREDICT OR INDICATE FUTURE EVENTS OR TRENDS OR THAT DO NOT RELATE TO HISTORICAL MATTERS. WE CANNOT ASSURE THE FUTURE EVENTS OR OUTCOMES OF THE MATTERS DESCRIBED IN THESE STATEMENTS; RATHER, THESE STATEMENTS MERELY REFLECT OUR CURRENT EXPECTATIONS OF THE APPROXIMATE OUTCOME OF THE MATTER DISCUSSED. INVESTORS SHOULD READ THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SEC, SPECIFICALLY THE RISK FACTORS THAT WERE DISCLOSED IN OUR REGISTRATION STATEMENT ON FORM S-3 THAT WAS FILED WITH THE SEC ON AUGUST 13, 1999. YOU SHOULD BE AWARE THAT THE RISK FACTORS CONTAINED IN THAT FORM S-3 MAY NOT BE EXHAUSTIVE. THEREFORE, WE RECOMMEND THAT YOU READ THE INFORMATION IN THAT FORM S-3 TOGETHER WITH OTHER REPORTS AND DOCUMENTS THAT WE FILE WITH THE SEC FROM TIME TO TIME, INCLUDING OUR FORMS 10-K, 10-Q, AND 8-K WHICH MAY SUPPLEMENT, MODIFY, SUPERSEDE OR UPDATE THOSE RISK FACTORS.


                              End